Exhibit 10.8

[FORM OF SECURED CONVERTIBLE NOTE]

[INCLUDE IF SECURITY IS A RESTRICTED SECURITY — NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THE HOLDER OF THIS NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN THE FOREGOING SENTENCE. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE. [INCLUDE IF SECURITY IS NOT A GLOBAL SECURITY — ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.]

[INCLUDE IF SECURITY IS A GLOBAL SECURITY — THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE BANK OF NEW YORK (“BNY”), A NEW YORK BANKING CORPORATION,] [THE DEPOSITORY TRUST COMPANY (“DTC”), A

NEW YORK CORPORATION,] TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [THE BANK OF NEW YORK, AS INITIAL DEPOSITARY] [CEDE & CO.] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [BNY] [DTC] (AND ANY PAYMENT IS MADE TO [THE BANK OF NEW YORK] [CEDE & CO.] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [BNY] [DTC]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, [THE BANK OF NEW YORK, AS INITIAL DEPOSITARY] [CEDE & CO.], HAS AN INTEREST HEREIN.]

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY, THE LIENS AND SECURITY INTERESTS SECURING THE INDEBTEDNESS AND OTHER OBLIGATIONS INCURRED OR ARISING UNDER OR EVIDENCED BY THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY WITH RESPECT TO SUCH LIENS ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT (AS THE SAME MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”), DATED AS OF JANUARY 14, 2005, AMONG THE BANK OF NEW YORK, ACTING AS TRUSTEE (THE “TRUSTEE”) TO HOLDERS OF THE “SECURITIES” (AS DEFINED IN THE INDENTURE, DATED AS OF JANUARY 14, 2005, AMONG THE TRUSTEE AND THE WET SEAL, INC.), S.A.C. CAPITAL ASSOCIATES, LLC, A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF ANGUILLA (“SAC”), AND CERTAIN OTHER HOLDERS OF INDEBTEDNESS IDENTIFIED ON THE SIGNATURE PAGES THERETO, THE WET SEAL, INC., A DELAWARE CORPORATION, (THE “LEAD BORROWER”), AND FLEET RETAIL GROUP, INC., ACTING AS AGENT, TO THE INDEBTEDNESS AND THE LIENS AND SECURITY INTERESTS SECURING INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANIES PURSUANT TO THAT CERTAIN AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF SEPTEMBER 22, 2004 (THE “FIRST LIEN CREDIT AGREEMENT”) AMONG THE LEAD BORROWER, THE WET SEAL RETAIL, INC., A DELAWARE CORPORATION (“WET SEAL RETAIL”), WET SEAL CATALOG, INC., A DELAWARE CORPORATION (“WET SEAL CATALOG” AND, COLLECTIVELY WITH WET SEAL RETAIL AND THE LEAD BORROWER, THE “COMPANIES”), WET SEAL GC, INC., A VIRGINIA CORPORATION (THE “FACILITY GUARANTOR”), AND FLEET RETAIL GROUP, INC. (“AGENT”), BACK BAY CAPITAL FUNDING, LLC, AS TERM LENDER, THE LENDERS FROM TIME TO TIME PARTY THERETO AND FLEET NATIONAL BANK, AS ISSUING LENDER, AND CERTAIN GUARANTEES OF THE INDEBTEDNESS EVIDENCED THEREBY, AS SUCH FIRST LIEN CREDIT AGREEMENT AND SUCH GUARANTEES HAVE BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AS PERMITTED UNDER THE SUBORDINATION AGREEMENT AND TO THE LIENS AND SECURITY INTERESTS SECURING INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER SUCH AGREEMENTS AS

PERMITTED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT APPLICABLE TO THE “SUBORDINATING CREDITORS” (AS SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT), AS IF SUCH HOLDER WERE A SUBORDINATING CREDITOR FOR ALL PURPOSES OF THE SUBORDINATION AGREEMENT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY, THE LIENS AND SECURITY INTERESTS SECURING THE INDEBTEDNESS AND OTHER OBLIGATIONS INCURRED OR ARISING UNDER OR EVIDENCED BY THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY WITH RESPECT TO SUCH LIENS ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN BRIDGE SUBORDINATION AGREEMENT (AS THE SAME MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “BRIDGE SUBORDINATION AGREEMENT”), DATED AS OF JANUARY 14, 2005 AMONG THE BANK OF NEW YORK, ACTING AS TRUSTEE (THE “TRUSTEE”) AND COLLATERAL AGENT (THE “COLLATERAL AGENT”) TO THE HOLDERS OF THE “SECURITIES” (AS DEFINED IN THE INDENTURE, DATED AS OF JANUARY 14, 2005, AMONG THE TRUSTEE AND THE WET SEAL, INC.), CERTAIN OTHER HOLDERS OF INDEBTEDNESS IDENTIFIED ON THE SIGNATURE PAGES THERETO, THE WET SEAL, INC., A DELAWARE CORPORATION, (THE “LEAD BORROWER”), AND S.A.C., ACTING AS AGENT, TO THE INDEBTEDNESS AND THE LIENS AND SECURITY INTERESTS SECURING INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWERS PURSUANT TO THAT CERTAIN BRIDGE CREDIT AGREEMENT DATED AS OF NOVEMBER 9, 2004 (AS THE SAME MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “BRIDGE CREDIT AGREEMENT”) AMONG THE LEAD BORROWER, THE WET SEAL RETAIL, WET SEAL CATALOG, (COLLECTIVELY, WITH WET SEAL RETAIL AND THE LEAD BORROWER, THE “BORROWERS”), WET SEAL GC, INC., A VIRGINIA CORPORATION (THE “FACILITY GUARANTOR”), AND S.A.C. CAPITAL ASSOCIATES, L.L.C. (“AGENT”), AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND CERTAIN GUARANTEES OF THE INDEBTEDNESS EVIDENCED THEREBY, AS SUCH BRIDGE CREDIT AGREEMENT AND SUCH GUARANTEES HAVE BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AS PERMITTED UNDER THE BRIDGE SUBORDINATION AGREEMENT AND TO THE LIENS AND SECURITY INTERESTS SECURING INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER SUCH AGREEMENTS AS PERMITTED BY THE BRIDGE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE BRIDGE SUBORDINATION AGREEMENT APPLICABLE TO THE “SUBORDINATING CREDITORS” (AS SUCH TERM IS DEFINED IN THE BRIDGE SUBORDINATION AGREEMENT), AS IF SUCH HOLDER WERE A SUBORDINATING CREDITOR FOR ALL PURPOSES OF THE BRIDGE SUBORDINATION AGREEMENT.

THE WET SEAL, INC.

SECURED CONVERTIBLE NOTE

CUSIP NO. [            ]1

Issuance Date: January , 2005	Principal: U.S. $

[1]	To be completed upon issuance to the Depositary.

FOR VALUE RECEIVED, The Wet Seal, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [                            ] or its registered assigns (“Holder”) the amount set out above as the Principal (as defined below) [INCLUDE IF NOTE IS A GLOBAL SECURITY—(which amount may from time to time be increased or decreased by adjustments made on the records of the Initial Depositary or the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Initial Depositary or the Depositary, as applicable)] when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate per annum equal to the Interest Rate (as defined below), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of a duly authorized issue of Convertible Notes (collectively, the “Notes” and such other Secured Convertible Notes, the “Other Notes”) issued from time to time pursuant to the Indenture (as defined below). The terms of this Note include those stated in the Indenture and all indentures supplemental thereto, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”) and those set forth in this Note. This Note is subject to all such terms and the Holder is referred to the Indenture and the TIA for a statement of all such terms. Certain capitalized terms are defined in Section 27.

(1) MATURITY. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any, in accordance with the terms of the Indenture. The “Maturity Date” shall be January 14, 2012, as may be extended at the option of the Majority Holders (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5) is delivered prior to the Maturity Date.

(2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the last day of each calendar year and on the Maturity Date during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being December 31, 2005. If any Interest Date is not a Business Day, Interest shall be paid on the next Business Day immediately succeeding the applicable Interest Date. Interest shall be payable on each Interest Date in cash; provided, however, all or any portion of the Interest due on each Interest Date shall be capitalized on and as of such Interest Date by adding it to the outstanding Principal on this Note (“Capitalized Interest”) unless the Company delivers written notice to the Trustee, no more than five (5) or less than two (2) Business Days prior to such Interest Date, that it shall pay, and in fact does pay, all or such portion of Interest due on such Interest Date in cash. From and after the occurrence of an Event of Default, the Interest Rate shall be increased to fifteen percent (15%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of Class A common stock of the Company, par value $.10 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date until the close of business on the Business Day prior to the Maturity Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) in multiples of $1,000 principal amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share, or, at the option of the Company, the Company may pay cash to the Holder for the value of any fractional share, based on the Closing Bid Price as of the applicable Conversion Date. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder and no such issue or delivery to a Person other than the Holder shall be made unless and until the Person requesting such issue and delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $1.50, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), to the Trustee, and the Trustee shall have received, on or prior to 5:00 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) and (B) if required by Section

3(c)(iii), surrender this Note to the Trustee, as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). Notwithstanding the foregoing, in the case this Note is a Global Security (as defined in the Indenture), a beneficial owner of an interest in such security must complete, or cause to be completed, (I) during such time as the Initial Depositary is the Holder of this Note, a copy of the Conversion Notice (in the form attached hereto as Exhibit I) and deliver a copy of such executed notice to the Initial Depositary or (II) during such time the Depositary is the Holder of this Note, the appropriate instruction form for conversion (such form, also for purposes of this Note, a “Conversion Notice”) pursuant to the Depositary’s book-entry conversion program, and deliver, or cause to be delivered, by book-entry delivery an interest in such Global Security, all in accordance with the rules and procedures of the Depositary. On or before the close of business on the second Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided the Company’s transfer agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, cause its transfer agent to credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if such transfer agent is not participating in DTC’s Fast Automated Securities Transfer Program, execute, and shall deliver, to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If this Note is required to be physically surrendered for conversion pursuant to the terms of the Indenture and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall execute, and shall cause the Trustee to authenticate and deliver, at the Company’s expense, to the Holder a new Note (in accordance with the provisions of the Indenture) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. If the Company shall (either directly or through its transfer agent) fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 1.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Trustee’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to execute, and shall fail to cause its transfer agent to deliver, a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount, and if on or after such Trading Day a holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the holder of Common Stock issuable upon such conversion that the holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the holder’s discretion, either (i) pay cash to the Holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to issue to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii) Book-Entry. [INCLUDE IF SECURITY IS A PHYSICAL SECURITY. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless such surrender is required by the terms of the Indenture. Following any such conversion of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.] [INCLUDE IF SECURITY IS A GLOBAL SECURITY. In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption or conversion of this Note in part only, the Initial Depositary or the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

(iv) Pro Rata Conversion. In the event that the Trustee receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount (in such denominations and multiples thereof set forth in the Indenture) of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date.

(d) Limitations on Conversions. The Company shall not effect any conversion of this Note, and any holder shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, such holder (together with its affiliates) would beneficially own in excess of 9.99% (the “Conversion Limitation”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-K, 10-Q or Form 8-K, as the case may be (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any holder may increase or decrease the Conversion Limitation to any other percentage specified in such notice but such percentage shall not be in excess of 9.99%; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the holder sending such notice and not to any other holder of Notes.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is 60 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive days or for more than an aggregate of 30 days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(ii) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(iii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder or holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

(iv) at any time following the tenth (10th) consecutive Business Day that a holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the holder would be entitled to receive upon a conversion of the full Conversion Amount of any Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(v) the Company’s failure to pay to the Holder any amount of Principal, Interest (if not capitalized), Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest, Late Charges and such other amounts (other than Principal) when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

(vi) (A) any of the Company or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein) or (B) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to the expiration of any grace or cure period set forth therein) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(vii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(ix) a final judgment or judgments for the payment of money are rendered against the Company or any of its Subsidiaries or any settlements requiring payment of money by the Company or any of its Subsidiaries aggregating in excess of $1,000,000 and, in the case of judgments, which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment or settlement which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides to the Trustee, on behalf of the Holder, a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Majority Holders) to the effect that such judgment or settlement is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment or execution of such settlement;

(x) any representation or warranty made by the Company in any Transaction Document shall have been incorrect in a material way when made;

(xi) the Company breaches any covenant or other term or condition of any Transaction Document (other than covenants, terms or conditions, the breach of which constitutes an “Event of Default” under any other subsection of this Section 4(a)), except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least fifteen (15) consecutive days; or

(xii) any breach or failure in any respect to comply with Section 14 of this Note.

(b) Redemption Right. Within 30 days of the Trustee’s receipt of the Officers’ Certificate (as defined in the Indenture) specified in Section 10.04 of the Indenture stating that an Event of Default has occurred, the Trustee shall deliver written notice of the occurrence of the Event of Default specified in such Officers’ Certificate (an “Event of Default Notice”) to the Holder. At any time after the earlier of (i) the Holder’s receipt of an Event of Default Notice and (ii) the holders becoming aware of an Event of Default, the 25% Holders may require the Company to redeem all or any portion of the Notes owned by the holders voting for such redemption by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company and the Trustee. The Notes subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the 25% Holders deliver an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11 and any applicable provisions of the Indenture. Notwithstanding the foregoing, the Majority Holders may, in accordance with Section 5.02(b) of the Indenture, rescind and annul any Event of Default Redemption Notice delivered pursuant to this Section prior to the applicable Event of Default Redemption Date (as defined in Section 11).

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and, to the extent still in effect, the other Transaction Documents, the Subordination Agreement and the Bridge Subordination Agreement, in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Majority Holders and approved by the Majority Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes, (ii) the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market and (iii) the Company complies with Sections 8.01(c) – (e) of the Indenture. Upon the consummation of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b) Redemption Right. No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof to the Trustee and the Holder, or shall cause the Trustee, at the expense of the Company, to deliver such notice to the Holder as provided by Section 1.06 of the Indenture (a “Change of Control Notice”). The Change of Control Notice shall contain the information required by Section 11.03 of the Indenture. At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control and ending 10 days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice” and, collectively with any Event of Default Redemption Notice, the “Redemption Notices” and individually, a “Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the Closing

Sale Price of the Common Stock on the Business Day on which the first public announcement of such proposed Change of Control is made by (B) the Conversion Price and (ii) 125% of the Conversion Amount being redeemed (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and Article XI of the Indenture and shall have priority to payments to shareholders in connection with a Change of Control.

(6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Majority Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES. The Conversion Price shall be adjusted from time to time by the Company in accordance with Section 13.02 of the Indenture.

(8) SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Indenture) and subject to the Subordination Agreement and the Bridge Subordination Agreement.

(9) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(10) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company initially shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved of the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

(11) HOLDER’S REDEMPTIONS. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (the “Event of Default Redemption Date”) in accordance with any applicable terms of the Indenture. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such notice otherwise and in accordance with any applicable terms of the Indenture. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall execute, and shall cause the Trustee to authenticate and deliver, to the Holder a new Note (in accordance with the terms of the Indenture) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or shall execute, and shall cause the Trustee to authenticate and deliver, a new Note (in accordance with the terms of the Indenture) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(12) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Majority Holders.

(13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the General Corporate Law of the State of Delaware, and as expressly provided in this Note and in the Indenture.

(14) COVENANTS.

(a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes, (b) shall rank subordinate to the “Senior Debt” as defined in the Subordination Agreement and the “Senior Debt” as defined in the Bridge Subordination Agreement, in accordance with and subject to the terms of the Subordination Agreement and the

Bridge Subordination Agreement, respectively and (c) shall be senior to all other Indebtedness (as defined in the Securities Purchase Agreement) of the Company and its Subsidiaries.

(b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness. The Company shall not, and shall not permit any Subsidiary to, incur, create, issue, assume or guarantee any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Company other than the Existing Senior Indebtedness unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially similar terms. No Guarantor will incur, create, issue, assume or guarantee any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor other than Existing Senior Indebtedness unless such Indebtedness is also contractually subordinated in right of payment to such Guarantor’s Guarantee on substantially similar terms. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

(c) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than the Existing Senior Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(15) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(16) CHANGES OR AMENDMENTS TO THIS NOTE. This Note shall only be changed or amended in accordance with Article IX of the Indenture.

(17) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement and the provisions of the Indenture.

(18) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, such transfer shall be made in accordance with the terms and conditions of the Indenture. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon loss, theft, destruction or mutilation of this Note, a new Note shall be delivered in accordance with the terms and conditions of the Indenture.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender by the Holder (in accordance with the terms of the Indenture), for a new Note or Notes, issued in the denominations and multiples thereof set forth in the Indenture, representing the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. The issuance of any new Notes shall be made in accordance with the terms and conditions of the Indenture.

(19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. Subject to the terms of the Indenture or the remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Indenture and the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as provided in the Subordination Agreement, the Bridge Subordination Agreement or otherwise expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(21) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all of the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(23) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the terms of the Indenture.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in accordance with the terms of the Indenture. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest and other amounts for which a late charge or penalty is otherwise provided in the relevant Transaction Document in respect thereof, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 18% per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(24) CANCELLATION. This Note shall be cancelled in accordance with the terms and conditions of the Indenture.

(25) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Indenture and the Securities Purchase Agreement.

(26) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(27) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Bridge Subordination Agreement” means the Subordination Agreement, dated as of January 14, 2005 (as amended, modified, supplemented or restated and in effect from time to time), entered into between S.A.C. Capital Associates, LLC, as agent on behalf of itself and the other Lenders (as defined therein), the Lenders, the Trustee, the Collateral Agent, and the Company.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, then the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined by the Company or the Board of Directors in good faith. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(g) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(h) “Depositary” shall have the meaning specified in the Indenture.

(i) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange or The Nasdaq SmallCap Market.

(j) “Existing Senior Indebtedness” means the Indebtedness of the Company and its Subsidiaries at any time outstanding under the (i) Amended and Restated Credit Agreement (as amended, modified, supplemented or restated and in effect from time to time, the “Senior Credit Agreement”), dated as of September 22, 2004, among the Company, certain affiliates of the Company (together with the Company, the “Borrowers”), Wet Seal GC, Inc. (the “Guarantor”), Fleet Retail Group, Inc., Fleet National Bank (together with Fleet Retail Group, Inc., the “Revolving Credit Lenders”) and Back Bay Capital Funding LLC, including any refinancing or replacement thereof (ii) the Credit Agreement (as amended, modified, supplemented or restated and in effect from time to time, the “Bridge Credit Agreement”), dated as of November 9, 2004, among S.A.C. Capital Associates, LLC, as administrative agent and collateral agent, the Lenders from time to time party thereto and the Company, The Wet Seal Retail, Inc., and Wet Seal Catalog, Inc., as borrowers, and Wet Seal GC, Inc., as facility guarantor.

(k) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of Common Stock or a percentage of the outstanding shares of Class B Common Stock representing voting control over the Company (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) changed the members constituting its Board of Directors such that the individuals who constituted the Board of Directors on the Closing Date or other governing body of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office, or (vi) reorganize, recapitalize or reclassify its Common Stock.

(l) “GAAP” means United States generally accepted accounting principles, consistently applied.

(m) “Guarantee” shall have the meaning specified in the Indenture.

(n) “Guarantor” shall have the meaning specified in the Indenture.

(o) “Hedging Agreement” means any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement designed to hedge against fluctuations in interest rates or foreign exchange rates.

(p) “holder” means a Person who is an owner of beneficial interests in any Global Security.

(q) “Indenture” means the Indenture dated as of January 14, 2005 between the Company and The Bank of New York, as Trustee and Collateral Agent, under which the Notes are issued and outstanding.

(r) “Initial Depositary” shall have the meaning specified in the Indenture.

(s) “Interest Rate” means 3.76%, subject to adjustment pursuant to Section 2.

(t) “Majority Holders” means the holders of a majority in aggregate principal amount of the Notes then outstanding.

(u) “Material Indebtedness” means Indebtedness (other than this Note and the Other Notes, if any) of the Company or any one or more of its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining the amount of Material Indebtedness at any time, the “principal amount” of the obligations in respect of any Hedging Agreement at such time shall be the maximum aggregate amount that the Company and/or one or more of its Subsidiaries would be required to pay if such Hedging Agreement were terminated at that time.

(v) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(w) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(x) “Permitted Indebtedness” means the Existing Senior Indebtedness and any other Indebtedness expressly permitted under the Senior Credit Agreement and the Bridge Credit Agreement.

(y) “Permitted Liens” means any “Permitted Encumbrance” under the Senior Credit Agreement the Liens in favor of Fleet Retail Group, Inc., as agent under the Senior Credit Agreement (or any successor agent appointed thereunder) and the Liens under the Bridge Credit Agreement.

(z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(aa) “Principal” means the Principal Amount as set forth on the face of this Note as such amount may be reduced by any conversions, redemptions or otherwise pursuant hereto; provided, however, that with respect to any Principal Amount of this Note accelerated or redeemed pursuant to the Indenture, the Principal Amount shall also include the amount of any Capitalized Interest thereon. For the avoidance of doubt, any Capitalized Interest relating to any

Principal Amount that is converted or paid at Stated Maturity pursuant to the Indenture shall be extinguished as of the date of such conversion or payment.

(bb) “Principal Market” means the Nasdaq National Market.

(cc) “Purchasers” shall have the meaning specified in the Indenture.

(dd) “Redemption Premium” means (i) in the case of the Events of Default described in Section 4(a)(i) - (vii) and (x) - (xii), 125% or (ii) in the case of the Events of Default described in Section 4(a)(viii) and (ix), 100%.

(ee) “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of December 13, 2004, by and among the Company and certain other parties thereto relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants, as the same may be amended or modified from time to time in accordance with the terms thereof.

(ff) “SEC” means the United States Securities and Exchange Commission.

(gg) “Securities Purchase Agreement” means the Amended and Restated Securities Purchase Agreement, dated as of December 13, 2004, by and among the Company and certain other parties thereto pursuant to which the Company issued the Notes, as the same may be amended or modified from time to time in accordance with the terms thereof.

(hh) “Subordination Agreement” means that certain Amended and Restated Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof), dated as of January 14, 2005, among the Purchasers, the Trustee, the Collateral Agent, the Company and Fleet Retail Group, Inc.

(ii) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(jj) “25% Holders” means the holders of at least 25% in aggregate principal amount of the Notes then outstanding.

(kk) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00p.m., New York Time).

(ll) “Trustee” means the Trustee or such other office or agency designated by the Company pursuant to the terms of the Indenture governing the Notes with notice provided to the Holders where Securities may be presented for conversion.

(mm) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

THE WET SEAL, INC.

By:
Name:
Title:

                                , as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Date:	, as Trustee

By:
Authorized Signatory

EXHIBIT I

THE WET SEAL, INC.

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to [The Bank of New York as Initial Depositary]2 [the undersigned]3 by The Wet Seal, Inc. (the “Company”). In accordance with and pursuant to the Indenture, the undersigned [as a holder of a beneficial interest in the Note]4 hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Class A Common Stock, par value $.10 per share (the “Common Stock”), as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the holder submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of shares of Common Stock which exceeds the Conversion Limitation.

Please issue the Common Stock into which the Conversion Amount specified above is being converted in the following name and to the following address:

Issue to:

[2]	Include for Global Security registered to The Bank of New York.

[3]	Include for Physical Securities.

[4]	Include for Global Security registered to The Bank of New York.

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)